Exhibit 99.1

XPO Investor Presentation and Transcript

May 2016

Disclaimers

Non GAAP Financial Measures

This document contains certain non GAAP financial measures as defined under SEC rules, including adjusted operating income for the less than truckload business unit for the quarters ended March 31, 2016 and 2015; and earnings before interest, taxes, depreciation and amortization (“EBITDA”) and adjusted EBITDA for the quarters ended March 31, 2016 and 2015. As required by SEC rules, we provide reconciliations of these measures to the most directly comparable measure under United States generally accepted accounting principles (“GAAP”), which are set forth in the appendix to this document. We believe that adjusted operating income improves comparability from period to period by removing the impact of nonrecurring expense items such as one time transaction related costs. We believe that EBITDA and adjusted EBITDA improve comparability from period to period by removing the impact of our capital structure (interest expense from our outstanding debt), asset base (depreciation and amortization) tax consequences, and the following nonrecurring expense items: one time transaction related costs net of noncontrolling interests, unrealized foreign exchange cost, and a benefit to depreciation and amortization related to the updated purchase price allocation of acquired assets. In addition to its use by management, we believe that EBITDA and adjusted EBITDA are measures widely used by securities analysts, investors and others to evaluate the financial performance of companies in our industry. Other companies may calculate EBITDA and adjusted EBITDA differently, and therefore our measure may not be comparable to similarly titled measures of other companies. EBITDA and adjusted EBITDA are not measures of financial performance or liquidity under GAAP and should not be considered in isolation or as an alternative to net income, cash flows from operating activities and other measures determined in accordance with GAAP. Items excluded from EBITDA and adjusted EBITDA are significant and necessary components of the operations of our business, and, therefore, EBITDA and adjusted EBITDA should only be used as a supplemental measure of our operating performance.

Forward looking Statements

This document includes forward looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including the expected maturity of the company’s debt, the expected ability to integrate operations, cross sell services, realize cost savings, synergies and profit improvement opportunities, and our 2016 and 2018 financial targets. All statements other than statements of historical fact are, or may be deemed to be, forward looking statements. In some cases, forward looking statements can be identified by the use of forward looking terms such as “anticipate,” “estimate,” “believe,” “continue,” “could,” “intend,” “may,” “plan,” “potential,” “predict,” “should,” “will,” “expect,” “objective,” “projection,” “forecast,” “goal,” “guidance,” “outlook,” “effort,” “target” or the negative of these terms or other comparable terms. However, the absence of these words does not mean that the statements are not forward looking. These forward looking statements are based on certain assumptions and analyses made by us in light of our experience and our perception of historical trends, current conditions and expected future developments, as well as other factors we believe are appropriate in the circumstances.

These forward looking statements are subject to known and unknown risks, uncertainties and assumptions that may cause actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward looking statements. Factors that might cause or contribute to a material difference include those discussed in XPO’s filings with the Securities and Exchange Commission (“SEC”) and the following: economic conditions generally; competition and pricing pressures; our ability to align our investments in capital assets, including equipment, service centers and warehouses, to our customers’ demands; our ability to successfully manage our growth, including by maintaining effective internal controls; our ability to successfully integrate and realize anticipated synergies, cost savings and profit improvement opportunities with respect to acquired companies; our ability to retain our and our acquired businesses’ largest customers; our ability to develop and implement suitable information technology systems; our substantial indebtedness; our ability to raise debt and equity capital; our ability to attract and retain key employees to execute our strategy, including retention of acquired companies’ key employees; our ability to maintain positive relationships with our network of third party transportation providers; our ability to attract and retain qualified drivers; litigation, including litigation related to alleged misclassification of independent contractors; labor matters; risks associated with our self insured claims; risks associated with defined benefit plans for our current and former employees; fluctuations in currency exchange rates; fluctuations in fixed and floating interest rates; our ability to execute our growth strategy through acquisitions; fuel price and fuel surcharge changes; weather and other service disruptions; and governmental regulation. All forward looking statements set forth in this document are qualified by these cautionary statements and there can be no assurance that the actual results or developments anticipated will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, XPO or its businesses or operations. Forward looking statements set forth in this document speak only as of the date hereof, and XPO undertakes no obligation to update forward looking statements to reflect subsequent events or circumstances, changes in expectations or the occurrence of unanticipated events except to the extent required by law.

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Global Provider of End to End Supply Chain Solutions

Revenue: $15 Billion

Logistics

35% of 2015 PF Gross Revenue

Logistics (35%)

Highly engineered and customized solutions

High value add warehousing

Reverse logistics

E commerce fulfillment

Factory and aftermarket support

Integrated manufacturing and distribution

Transportation

65% of 2015 PF Gross Revenue

Freight Brokerage (29%)

Truck brokerage    Expedite

Last Mile    Managed

Intermodal    Transportation

Less Than    Full Global

Truckload Truckload Forwarding

(24%)    (10%) (2%)

One company, one brand: integrated, global and growing

Note: Pro forma for the Con way acquisition, trailing 12 months as of December 31, 2015 Sources: Company data

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Diversified with Critical Mass and Right Business Mix

Key Metrics    Revenue Profile

By Country of Operation

Customers Over 50,000 United States, 60%

France, 12%

UK, 12%

Spain, 4%

Other, 12%

Employees 87,000

By Customer Vertical

Locations 1,440 Retail / E commerce, 22%

Food and Beverage, 12%

Industrial / Manufacturing, 11%

Automotive, 9%

Consumer Goods, 8%

Agriculture / Chemicals, 7%

Countries of operation 33 Logistics and Transportation, 6%

Building Materials / Hardware, 6%

Technology / Telecom, 6%

Business and Professional Services, 4%

Energy / Oil & Gas, 3%

Contract logistics facilities 151 million sq. ft. Aerospace / Defense, 2%

Home Furnishings / Furniture, 2%

Other, 1%

Sources: Company data

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Top Ten Global Leader

#2 freight brokerage firm worldwide #2 contract logistics provider worldwide

#1 last mile logistics provider for heavy goods in North America #2 provider of less than truckload in North America

#3 provider of intermodal in North America, with a leading drayage network #1 manager of expedited shipments in North America Leading cross border Mexico transportation provider by rail and truckload Leading provider of less than truckload in Western Europe Largest owned truck fleet in Europe Largest platform for outsourced e fulfillment in Europe Top five global managed transportation provider Growing position in global freight forwarding

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Massive Capacity to Serve Customers

19,000 owned tractors

47,000 owned trailers

10,000 trucks contracted through independent owner operators Network of more than 50,000 independent carriers 438 cross dock facilities worldwide 748 contract logistics facilities worldwide

– Over 5 billion inventory units tracked daily via technology

10,000 53 ft. intermodal boxes and 9,000 chassis in North America

Customers trust us with 150,000 ground shipments a day

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Blue Chip Customers

Any trademarks or logos used in this presentation are the property of their respective owners

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Blue Chip Customers (Cont’d)

Any trademarks or logos used in this presentation are the property of their respective owners

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$400+ Million 2016 IT Spend Is Among Industry’s Highest

XPO is committed to staying at the forefront of innovation to help customers operate their supply chains more efficiently

World class IT team of over 1,500 professionals

Over 200 projects under development

Sophisticated contract logistics solutions for complex supply chain requirements Rigorous inventory management technology Freight Optimizer for cutting edge pricing and load covering Real time customer experience management solutions Largest online expedite managed transportation platform Powerful suite of Rail Optimizer tools

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Highly Skilled Management Team

Bradley S. Jacobs *Chief Executive Officer*	United Rentals, United Waste
Lori Blaney *VP Sales and Customer Solutions, Less-Than-Truckload*	Con-way
Tony Brooks *President, Less-Than-Truckload*	Sysco, Dean Foods, Frito-Lay, Roadway
Ashfaque Chowdhury *President, Supply Chain–Americas and Asia Pacific*	New Breed
Troy Cooper *Chief Operating Officer*	United Rentals, United Waste
Jean-Luc Declas *Senior VP, Development, Supply Chain–Europe*	Norbert Dentressangle, Giraud Logistics
Gordon Devens *Chief Legal Officer*	AutoNation, Skadden Arps
Bill Fraine *COO, Supply Chain, Americas*	New Breed, FedEx
Luis Angel Gómez *Managing Director, Transport–Europe*	Norbert Dentressangle, Christian Salvesen
John Hardig *Chief Financial Officer*	Stifel Nicolaus, Alex. Brown

Partial list

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XPO Logistics

Highly Skilled Management Team (Cont'd)

Mario Harik ***Chief Information Officer***	Oakleaf Waste Management
Scott Malat ***Chief Strategy Officer***	Goldman Sachs, UBS, JPMorgan Chase
Karl Meyer ***Chief Executive Officer, Last Mile***	3PD, Home Depot
Dominick Muzi ***President, Global Forwarding***	Priority Solutions, AIT Worldwide
Will O'Shea ***Chief Sales and Marketing Officer, Last Mile***	3PD, Ryder, Cardinal Logistics
Greg Ritter ***Chief Customer Officer***	Knight Transportation, C.H. Robinson
Lance Robinson ***Global Chief Accounting Officer***	General Electric, NBC Universal
Paul Smith ***President, Intermodal***	Pacer
Jennifer Warner ***Global Chief Compliance Officer, General Counsel–Americas***	Con-way
Malcolm Wilson ***Managing Director, Logistics–Europe***	Norbert Dentressangle, NYK Logistics

Partial list

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XPO Logistics

Awards and Recognitions

Transport Topics (2016) ranks XPO the second largest logistics provider

Forbes (2016) ranks XPO #17 among innovative growth companies, and #263 among America’s best employers

Home Depot (2015) names XPO mid size truckload carrier of the year

Whirlpool Corporation (2015) names XPO intermodal and LTL carrier of the year SmartWay (2015) honors XPO for excellence in environmental improvement Logistics dell’Anno Award (2015) honors XPO in Italy for supply chain innovation

Shippers surveyed in the LTL Carrier Customer Value and Loyalty Report (2015, Mastio & Company) ranked XPO #1 among national LTL carriers for: trustworthiness; shipments picked up when promised; shipments delivered when promised; ability to meet appointment times for pick up; shipments delivered with no shortages; competitive transit times; billing accuracy; and claims processing

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End to End Supply Chain Solutions

Freight Brokerage: High Growth and High Return

Over $3 billion of freight brokerage revenue globally

Asset light model performs well in all parts of the cycle

Pricing accuracy enabled by proprietary algorithms

Large cross selling opportunities, leading to more brokerage and truckload wins

Increase in drop trailer business, using XPO owned trailers and brokered trucks

Unique value proposition for customers: easy access to many other services through one source

Continuously improving productivity through technology and the increasing tenure of the sales force

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Last Mile: Demand Propelled by Major Tailwinds

In first quarter, revenue up 33% and margin up 80 basis points to 29.8%, year over year

Asset light model, with best in class customer service technology On track to facilitate 12 million deliveries this year Shifting third party LTL spend to XPO LTL to bring revenue in house Utilizing LTL cross docks to support Last Mile volume expansion Launched last mile service in the UK

Already closed $30 million of new business in 2016, with over $200 million in the pipeline

$13 billion sector growing at five to six times GDP due to e commerce and outsourcing trends

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LTL: Rapid Progress on Profit Improvement Plan

#2 LTL network in North America with industry leading levels for reliable, time definite pickup and delivery

Transportation veteran Tony Brooks, LTL president, has focused the team on customer satisfaction and profitable results

Grew adjusted operating income by 54% in the first quarter year over year Already achieved $90 million run rate of annualized profit improvement Rebid $550 million spend on line haul at significant savings

Global sourcing plan underway for tractors, trailers, diesel, tires, office supplies, travel and other categories

Entire organization has been streamlined to run more efficiently

Ahead of plan to improve annual profit by $170 to $210 million by late 2017

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Contract Logistics: Long Term Recurring Revenue

Deep expertise in high growth sectors that trend toward outsourcing: retail, e commerce, high tech, aerospace, telecom, healthcare and agriculture

Asset light model historically performs well in downturns

Leading e fulfillment logistics player in Europe

European expansion opened up cross selling to multi national customers

Combined North American and European sales pipeline of approximately $950 million

Stable business with five year average contract tenure and extremely high revenue renewal rates

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European Operations Continue to Outperform

Largest owned fleet in Europe, serving regions that produce 90% of the eurozone’s GDP

Leading LTL provider in the UK, France, Spain and Portugal

– LTL network in Western Europe is benefiting from increased cross border freight movements

Added salespeople, increased incentive comp and rolled out CRM platform

Winning big contracts: Renault, Iceland, Sogaris / Eurorail Paris urban shuttle,

Heineken

Significant investments in technology in Europe

Business results have beaten budget in each quarter over the last year

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Financial Highlights

First Quarter 2016 Highlights

$3.5 billion of gross revenue

$249.3 million adjusted EBITDA (1)

11.9% organic revenue growth excluding fuel, led by brokerage and last mile businesses

28.3% transportation net revenue margin, compared with 21.6% in Q1 2015

Higher than expected logistics results, led by volume growth from e commerce and high tech, and a strong performance in Europe

Adjusted EBITDA is eight times larger than a year ago

(1) For a reconciliation of adjusted EBITDA to GAAP net loss, see Appendix

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Financial Targets

Reaffirmed May 3, 2016:

FY 2016: adjusted EBITDA of at least $1.25 billion

FY 2018: adjusted EBITDA of at least $1.7 billion

First quarter results keep the company solidly on track to achieve its EBITDA targets

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Rock Solid Financial Strength

Approximately $280 million of cash and cash equivalents as of March 31, 2016 Approximately 73% of debt will not mature until 2021 or later Asset based businesses account for 35% of revenue Net capex of only 3% of revenue Global access to the highest caliber institutional investors

Model is optimal blend of asset and non asset, enhances ability to serve customers while driving returns

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Summary

Well Positioned to Create Significant Shareholder Value

Strong franchise in attractive industries growing at multiples of GDP

Massive capacity to serve customers with an attractive asset mix

Well diversified by geography and customer verticals

Industry leading investments in technology benefit operations and customers

Executing on significant cost saving opportunities

Major global initiatives for procurement and cross selling

Industry’s best operators leading all parts of the business

Management team incentivized to deliver shareholder value

One highly integrated organization operating under a single brand with an intense culture of customer service

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Supplemental Materials

Calculation of Fully Diluted Shares Outstanding

Common Stock Equivalent (as of March 31, 2016)

Common Shares 109.7 million

Preferred Shares 10.4 million

Warrants 10.5 million (8.1 million dilutive) (1)

Convertible Senior Notes 3.2 million shares (2)

Stock Options, RSUs and PRSUs 3.7 million shares dilutive (3)

Fully diluted shares outstanding 135.1 million shares

(1) Dilutive effect of warrants calculated using treasury method (using XPO closing price of $30.70 on March 31, 2016)

(2) Assumes conversion in full of $52.3 million in aggregate principal amount of 4.50% convertible senior notes due 2017 outstanding on March 31, 2016

(3) Dilutive effect of stock options and RSUs outstanding at March 31, 2016, calculated using treasury method (using XPO closing price of $30.70 on March 31, 2016)

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XPO Business Glossary

Contract Logistics: An asset light, technology enabled business characterized by long term contractual relationships with high renewal rates, low cyclicality and a high value add component that minimizes commoditization. Contracts are typically structured as either fixed variable, cost plus or gain share. XPO services include highly engineered solutions, e fulfillment, reverse logistics, packaging, factory support, aftermarket support, warehousing and distribution for customers in aerospace, manufacturing, retail, life sciences, chemicals, food and beverage, and cold chain.

Expedite: A non asset business that facilitates time critical, high value or high security shipments, usually on very short notice. Revenue is either contractual or transactional, primarily driven by unforeseen supply chain disruptions or just in time inventory demand for raw materials, parts or goods. XPO provides three types of expedite service: ground transportation via a network of independent contract carriers; air charter transportation facilitated by proprietary, web based technology that solicits bids and assigns loads to aircraft; and a managed transportation network that is the largest web based expedite management technology in North America.

Freight Brokerage: A variable cost business that facilitates the trucking of freight by procuring carriers through the use of proprietary technology. Freight brokerage net revenue is the spread between the price to the shipper and the cost of purchased transportation. In North America, XPO has a non asset freight brokerage business, with a network of 32,000 independent carriers. In Europe, XPO generates over €1 billion in freight brokerage revenue annually, with capacity provided by an asset light mix of owned fleet and independent carriers.

Global Forwarding: A non asset business that facilitates freight shipments by ground, air and ocean. Shipments may have origins and destinations within North America, to or from North America, or between foreign locations. Services are provided through a network of market experts who provide local oversight in thousands of key trade areas worldwide. XPO’s global forwarding service can arrange shipments with no restrictions as to size, weight or mode, and is OTI and NVOCC licensed.

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XPO Business Glossary (Cont’d)

Intermodal: An asset light business that facilitates the movement of long haul, containerized freight by rail, often with a drayage (trucking) component at either end. Intermodal is a variable cost business, with revenue generated by a mix of contractual and spot market transactions. Net revenue equates to the spread between the price to the shipper and the cost of purchasing rail and truck transportation. Two factors are driving growth in intermodal in North America: rail transportation is less expensive and more fuel efficient per mile than long haul trucking, and rail is a key mode of transportation in and out of Mexico, where the manufacturing base is booming due to a trend toward near shoring.

Last Mile: A non asset business that facilitates the delivery of goods to their final destination, most often to consumer households. XPO specializes in two areas of last mile service: arranging the delivery and installation of heavy goods such as appliances, furniture and electronics, often with a white glove component; and providing logistics solutions to retailers and distributors to support their e commerce supply chains and omni channel distribution strategies. Capacity is sourced from a network of independent contract carriers and technicians.

Less Than Truckload (LTL): The transportation of a quantity of freight that is larger than a parcel, but too small to require an entire truck, and is often shipped on a pallet. LTL shipments are priced according to the weight of the freight, its commodity class (which is generally determined by its cube/weight ratio and the description of the product), and mileage within designated lanes. An LTL carrier typically operates a hub and spoke network that allows for the consolidation of multiple shipments for different customers in single trucks.

Managed Transportation: A service provided to shippers who want to outsource some or all of their transportation modes, together with associated activities. This can include freight handling such as consolidation and deconsolidation, labor planning, inbound and outbound shipment facilitation, documentation and customs management, claims processing, and 3PL supplier management, among other things.

Truckload (TL) (FTL): The ground transportation of cargo provided by a single shipper in an amount that requires the full limit of a dry van trailer, either by dimension or weight. Cargo typically remains on a single vehicle from the point of origin to the destination, and is not handled en route. This can make truckload a cost effective option when transit time is key but not urgent. Shippers who utilize truckload generally pay a lower cost per item or pallet compared with other over the road options, and see less damage to goods. Also known as long haul trucking.

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Appendix

The following table reconciles XPO’s net loss attributable to common shareholders for the three months ended March 31, 2016 and 2015 to adjusted EBITDA for the same periods

Reconciliation of Non GAAP Measures

XPO Logistics, Inc.

Consolidated Reconciliation of Net Loss to Adjusted EBITDA

(Unaudited)

(In millions)

Category Three Months Ended March 31,

2016 2015 Change %

Net loss attributable to common shareholders Net loss attributable to common shareholders $ (23.2) $ (15.4) 50.6%

Preferred dividends Cumulative preferred dividends (0.7) (0.7) 0.0%

Noncontrolling interests Net income attributable to noncontrolling interests (3.2) 100.0%

Net loss Net loss (19.3) (14.7) 31.3%

Loss on conversion of convertible senior notes Interest expense 6.5 100.0%

Other interest expense Interest expense 93.1 16.6 460.8%

Income tax benefit Income tax benefit (15.7) (13.6) 15.4%

Accelerated amortization of trade names Sales, general and administrative expense 0.5 100.0%

Other depreciation expense Cost of transportation and services 60.7 100.0%

Other depreciation & amortization expense Direct operating expense 41.1 8.1 407.4%

Other depreciation & amortization expense Sales, general and administrative expense 60.3 25.2 139.3%

Unrealized hedging gains & losses Other expense 2.0 100.0%

EBITDA $ 222.2 $ 28.6 676.9%

Transaction & integration costs Sales, general and administrative expense 23.2 0.6 3766.7%

Rebranding costs Sales, general and administrative expense 3.9 100.0%

Adjusted EBITDA $ 249.3 $ 29.2 753.8%

Refer to the “Non GAAP Financial Measures” section of the company’s earnings release dated May 3, 2016. Adjusted EBITDA was prepared assuming 100% ownership of XPO Logistics Europe.

For a reconciliation of adjusted operating income to operating income for the less than truckload business for the quarter ended March 31, 2016, refer to the tables in the company’s earnings release dated May 3, 2016.

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